Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS 2014 THIRD QUARTER & NINE-MONTH RESULTS

Adapting to Challenging Conditions and Positioned for Improved Performance

Newport Beach, CA – October 30, 2014 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the third quarter and nine-month period ended September 30, 2014.

Fiscal 2014 Third Quarter Financial Highlights – versus Fiscal 2013 Third Quarter Results

•	Net sales declined from $97.2 million to $71.6 million

•	Net income declined from $8.9 million to $0.7 million

•	Earnings per diluted share declined from $0.31 to $0.03

Fiscal 2014 Nine Month Financial Highlights – versus Fiscal 2013 Nine Month Results

•	Net sales declined from $305.5 million to $221.0 million

•	Net income declined from $34.2 million to $3.0 million

•	Earnings per diluted share declined from $1.18 to $0.11

Note: Further details are available in the financial schedules attached to this press release

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “Our third quarter and nine month financial results are considerably below our record-setting performance for the same periods during the prior year. As you may recall, adverse weather in the Midwest led to surplus inventory of corn products in the distribution channel. Over 80% of our diminished sales revenue in the third quarter of 2014 resulted from lower restocking orders for granular soil insecticides, as the distribution channel worked off excess 2013 carryover inventory. At this point in the year, we believe that current inventory levels in the channel are much closer to the historical average. While we experienced some softness in our cotton and mosquito control insecticides, most of our other product lines performed at or above their seasonal expectations.”

Mr. Wintemute concluded, “As we approach the 2015 planting season, we expect to see improving demand for our industry-leading portfolio of granular SmartBox® products as well as for our new liquid, fertilizer-ready corn soil insecticide Xpedient®. We intend to gradually raise our manufacturing utilization rates and expect to benefit from the process improvements, in-sourcing and cost reductions that we have implemented. We will continue tight control of our operating expenses while maintaining the organization’s capabilities to capitalize on promising product acquisition and development opportunities. While challenging conditions may continue in the agricultural market, American Vanguard has the ability to adapt and the strength to generate greater growth, strong profitability and solid shareholder returns.”

Conference Call

Eric Wintemute, Chairman & CEO and David Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Thursday, October 30, 2014. Interested parties may participate in the call by dialing 201-493-6744 - please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes as well as the S&P Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.amvac-chemical.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com (212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	For the three months ended September 30		For the nine months ended September 30
	2014	2013	2014	2013
Net sales	$71,635	$97,201	$221,043	$305,499
Cost of sales	43,342	54,042	137,785	166,493

Gross profit	28,293	43,159	83,258	139,006
Operating expenses	26,669	28,025	76,949	84,823

Operating income	1,624	15,134	6,309	54,183
Interest expense	804	464	2,292	1,712
Less interest capitalized	(25)	(20)	(56)	(245)

Income before income taxes and loss on equity investment	845	14,690	4,073	52,716
Income taxes expense	—	5,559	856	18,500

Income before loss on equity investment	845	9,131	3,217	34,216
Deduct net loss from equity method investment	(237)	(386)	(633)	(386)

Net income	608	8,745	2,584	33,830
Add back net loss attributable to non-controlling interest	124	125	452	341

Net income attributable to American Vanguard	732	8,870	3,036	34,171
Change in fair value of interest rate swaps	145	133	426	485
Foreign currency translation adjustment	(491)	(126)	(348)	(195)

Comprehensive income	$386	$8,877	$3,114	$34,461

Earnings per common share—basic	$0.03	$0.31	$0.11	$1.21

Earnings per common share—assuming dilution	$0.03	$0.31	$0.11	$1.18

Weighted average shares outstanding—basic	28,466	28,322	28,422	28,295

Weighted average shares outstanding—assuming dilution	28,797	28,889	28,888	28,890

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS
	Sept. 30, 2014	Dec. 31, 2013
Current assets:
Cash and cash equivalents	$5,045	$6,680
Receivables:
Trade, net of allowance for doubtful accounts of $434 and $392, respectively	89,287	74,060
Other	2,660	892

Total receivables	91,947	74,952
Inventories	171,520	139,830
Prepaid expenses	14,086	11,435
Income taxes receivable	2,414	10,088
Deferred income tax assets	6,521	6,521

Total current assets	291,533	249,506
Property, plant and equipment, net	51,214	52,468
Intangible assets, net of applicable amortization	102,192	107,007
Other assets	37,037	38,462

	$481,976	$447,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$71	$69
Current installments of other liabilities	1,397	2,132
Accounts payable	17,935	40,702
Deferred revenue	1,019	3,788
Accrued program costs	72,790	53,630
Accrued expenses and other payables	7,412	10,178

Total current liabilities	100,624	110,499
Long-term debt, excluding current installments	95,073	51,676
Other liabilities, excluding current installments	3,380	4,143
Deferred income tax liabilities	23,002	23,330

Total liabilities	222,079	189,648

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 31,554,063 shares at September 30, 2014 and 31,092,782 shares at December 31, 2013	3,156	3,109
Additional paid-in capital	65,038	60,160
Accumulated other comprehensive loss	(970)	(1,048)
Retained earnings	201,252	202,470

	268,476	264,691
Less treasury stock, at cost, 2,450,634 shares at September 30, 2014 and 2,380,634 shares at December 31, 2013	(8,269)	(6,738)

American Vanguard Corporation stockholders’ equity	260,207	257,953
Non-controlling interest	(310)	(158)

Total stockholders’ equity	259,897	257,795

	$481,976	$447,443

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Nine Months Ended September 30, 2014 and 2013

(Unaudited)

Increase (decrease) in cash	2014	2013
Cash flows from operating activities:
Net income	$2,584	$33,830
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization of fixed and intangible assets	11,996	11,183
Amortization of other long term assets	4,332	2,976
Amortization of discounted liabilities	249	130
Stock-based compensation	3,046	2,895
Tax benefit from exercise of stock options	(263)	(57)
Loss from equity method investment	633	386
Gain on dilution of equity method investment	(954)	—
Changes in assets and liabilities associated with operations:
Increase in net receivables	(16,995)	(34,304)
Increase in inventories	(31,690)	(39,221)
Increase in prepaid expenses and other assets	(5,237)	(14,564)
Decrease (increase) in income tax receivable	7,937	(520)
Decrease in deferred tax	(328)	—
(Decrease) increase in accounts payable	(22,341)	412
Decrease in deferred revenue	(2,769)	(20,034)
Increase in other payables and accrued expenses	15,964	64,088

Net cash (used in) provided by operating activities	(33,836)	7,200

Cash flows from investing activities:
Capital expenditures	(5,947)	(12,290)
Investment	—	(3,687)

Net cash used in investing activities	(5,947)	(15,977)

Cash flows from financing activities:
Net borrowings under line of credit agreement	43,450	38,750
Payments on long-term debt	—	(46,000)
Payments on other long-term liabilities	(1,371)	(1,415)
Tax benefit from exercise of stock options	263	57
Decrease in other notes payable	—	(6,154)
Repurchases of common stock	(1,531)	—
Non-controlling interest contribution	300	—
Payment of cash dividends	(4,251)	(3,390)
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock options)	1,616	929

Net cash provided by (used in) financing activities	38,476	(17,223)

Net decrease in cash and cash equivalents	(1,307)	(26,000)
Cash and cash equivalents as of the beginning of the period	6,680	38,476
Effect of exchange rate changes on cash and cash equivalents	(328)	(151)

Cash and cash equivalents as of the end of the period	$5,045	$12,325